                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement


     [ ] Definitive additional materials


     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           Lakes Entertainment, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                              [LAKES GAMING LOGO]

                               130 CHESHIRE LANE
                          MINNETONKA, MINNESOTA 55305

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 2003

TO THE SHAREHOLDERS OF LAKES ENTERTAINMENT, INC.:

     Please take notice that the Annual Meeting of Shareholders of Lakes Entertainment, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Monday, June 2, 2003, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect five directors;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2003;

     3. To consider and vote upon a shareholder proposal seeking to grant full voting rights to shares of the Lakes Entertainment, Inc. common stock held by Mr. Lyle Berman, pursuant to the Minnesota Control Share Acquisition Act; and

     4. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on April 7, 2003, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THIS MEETING IS ENCLOSED HEREWITH. WE REQUEST THAT YOU FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          LAKES ENTERTAINMENT, INC.

                                          /s/ Timothy J. Cope
                                          Timothy J. Cope,
                                          Executive Vice President, Chief
                                          Financial Officer
                                          and Secretary
May 1, 2003

                           LAKES ENTERTAINMENT, INC.
                               130 CHESHIRE LANE
                          MINNETONKA, MINNESOTA 55305

                                PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  JUNE 2, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Entertainment, Inc. ("Lakes Entertainment" or the "Company") to be used at the annual meeting of shareholders of the Company to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. local time on Monday, June 2, 2003.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was May 1, 2003. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the annual meeting and at any adjournments thereof. Presence at the annual meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 7, 2003 (the "Record Date") will be entitled to vote at the annual meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 10,638,320 shares were issued and outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company's shares of common stock by
(i) all persons known by the Company to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of the outstanding common stock of the Company, (ii) each of the directors and nominees for election to the Board of Directors of the Company,
(iii) each Named Executive Officer named in the Summary Compensation Table, and
(iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of Lakes Entertainment common stock as of such date. Except as otherwise indicated, the address of each shareholder is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                             SHARES OF LAKES
                                                               COMMON STOCK      PERCENTAGE OF COMMON
NAME AND ADDRESS                                            BENEFICIALLY OWNED    STOCK OUTSTANDING
----------------                                            ------------------   --------------------
Lyle Berman(1)............................................        2,444,962              21.3
Timothy J. Cope(2)........................................          199,500               1.8
Joseph Galvin(3)..........................................          169,250               1.6
Morris Goldfarb(4)........................................           43,330                 *
Ronald J. Kramer(5).......................................           23,500                 *
Neil I. Sell(6)...........................................          928,949               8.7
All Lakes Entertainment Directors and Executive Officers
  as a Group (6 people including the foregoing)(7)........        3,809,990              31.9
FMR Corp. ................................................      1,056,200(8)              9.9
  82 Devonshire Street
  Boston, MA 02109
Waveland International, Ltd...............................        569,900(9)             5.36
  227 W. Monroe, Suite 4800
  Chicago Illinois, IL 60606

---------------

 *  Less than one percent.

(1) Includes 20,625 shares beneficially owned by Mr. Berman's spouse, 11,403 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, and 161,500 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan. Also includes options to purchase 650,000 shares and a 200,000 share option held by Berman Consulting Corporation as security for a loan transaction.

(2) Includes options to purchase 194,500 shares.

(3) Includes options to purchase 169,250 shares.

(4) Includes options to purchase 36,625 shares.

(5) Includes options to purchase 23,500 shares.

(6) Includes an aggregate of 893,000 shares held by four irrevocable trusts for the benefit of Lyle Berman's children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 31,750 shares.

(7) Includes shares held by corporations controlled by such officers and directors, shares held by the spouses of such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 1,305,625 shares.

(8) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. FMR Corp. does not have sole voting power with respect to any of such shares but has sole dispositive power with respect to all 1,056,200 shares.

(9) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. Includes 14,000 shares owned by an account for which Waveland Capital Management, L.P. (and Clincher Capital Corporation as general partner of Waveland Capital Management, L.P.) serves as investment adviser. The reporting person has sole voting and dispositive power with respect to 555,900 shares. Waveland Capital Management, L.P. (and Clincher Capital Corporation) has sole voting and dispositive power with respect to 14,000 shares.

     The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

                       PROPOSAL FOR ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Board of Directors has nominated the following individuals to stand for election to serve as directors of the Company, to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. The five persons listed below are now serving as the current directors of the Company, and each has consented to serve as a director if elected. In accordance with the procedures set forth in Lakes' Bylaws, Lakes has previously fixed the number of members constituting its Board of Directors at eight. The vacancies on the Board of Directors result from the previous resignation or retirement of three directors in previous years. The Board of Directors is currently seeking qualified candidates to serve as directors; however, no such candidates have been identified to date and no nominees have been named in this proxy statement to fill the vacancies. Notwithstanding the existing vacancies on the Board of Directors, proxies cannot be voted for more than five individuals, which number represents the number of nominees named by the Board of Directors.

NAME AND AGE OF
DIRECTOR AND/OR              PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE              DIRECTOR
    NOMINEE          FOR PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES       SINCE
---------------      ---------------------------------------------------------      --------
Lyle Berman         Chairman of the Board and Chief Executive Officer of Lakes
  Age 61            since June 1998, President of Lakes since November 1999, and      1998
                    Chairman of the Board of Directors of Grand Casinos, Inc.
                    ("Grand") from October 1991 through December of 1998. Mr.
                    Berman is also a director of G-III Apparel Group Ltd.
                    ("G-III") and Wilsons The Leather Experts Inc. ("Wilsons").
                    Mr. Berman served as Chief Executive Officer of Rainforest
                    Cafe, Inc. from February 1993 until December 2000.
Timothy J. Cope     Executive Vice President, Chief Financial Officer, Secretary
  Age 51            and a director of Lakes since June 1998. Mr. Cope also            1998
                    serves as President of Lakes KAR-Shingle Springs, LLC and
                    Lakes Kean Argovitz Resorts -- California, LLC, each of
                    which is a wholly-owned subsidiary of Lakes. Mr. Cope served as Chief Financial Officer of Grand from January 20, 1994
                    through December of 1998, and served as Executive Vice
                    President of Grand from April of 1997 through December of
                    1998. Mr. Cope also served as a director of Grand from
                    February 1998 through December 1998.
Morris Goldfarb     Director of Lakes since June 1998. Mr. Goldfarb is a
  Age 52            director, the President and Chief Executive Officer of            1998
                    G-III. Mr. Goldfarb has served as either the President or
                    Vice President of G-III and its predecessors since their
                    formation in 1974.
Ronald J. Kramer    Director of Lakes since June 1998. Mr. Kramer is President
  Age 44            and a Director of Wynn Resorts, Limited and has been              1998
                    employed in that capacity since October 2002. Mr. Kramer
                    served as President of Wynn Resorts Holdings from April 2002 through October 2002. Mr. Kramer previously served as a
                    Managing Director at the investment banking firm of Dresdner
                    Kleinwort Wasserstein beginning in July 1999. From February
                    1986 to July 1999, Mr. Kramer was the Chairman of the Board
                    and Chief Executive Officer of Ladenburg Thalmann Group
                    Inc., an investment banking firm that provided investment
                    banking services to Grand. Mr. Kramer is also a Director of
                    Griffon Corporation, New Valley Corporation and TMP
                    Worldwide Inc.
Neil I. Sell        Director of Lakes since June 1998. Since 1968, Mr. Sell has
  Age 61            been engaged in the practice of law in Minneapolis,               1998
                    Minnesota with the firm of Maslon Edelman Borman & Brand,
                    LLP, which has rendered legal services to Grand and Lakes.

PROXIES AND VOTING -- PROPOSAL ONE

     Assuming that a quorum is present for the election of directors (which requires the presence in person or by proxy of at least a majority of the outstanding shares entitled to vote on such matter), the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present and entitled to vote on the election of directors is required for election to the Board of Directors for each of the five nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and non-cash compensation awarded to or earned by each of the Chief Executive Officer of the Company and the two other most highly compensated executive officers who served as executive officers of the Company whose salary and bonus during the fiscal year ended December 29, 2002 exceeded $100,000 (the "Named Executive Officers").

                             EXECUTIVE COMPENSATION

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                          ANNUAL COMPENSATION                ------------
                              --------------------------------------------    SECURITIES
NAME AND                                                   OTHER ANNUAL       UNDERLYING        ALL OTHER
PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)(2)    OPTIONS(#)    COMPENSATION($)(3)
------------------     ----   ------------   --------   ------------------   ------------   ------------------
Lyle Berman..........  2002      400,000          --          101,024              --             10,707
  Chairman, Chief      2001      400,000     200,000               --              --              9,507
  Executive Officer &  2000      375,000      50,000               --              --              5,630
  President
Timothy J. Cope......  2002      250,000      50,000               --              --              8,813
  Chief Financial      2001      250,000     125,000               --              --              7,469
  Officer, Executive   2000      241,667      75,000               --              --              7,469
  Vice President and
  Secretary
Joseph Galvin........  2002      225,000          --               --              --              9,775
  Chief Operating      2001      225,000     112,500               --              --              8,575
  Officer              2000      218,750      75,000               --              --              8,575

---------------

(1) Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan.

(2) Amounts shown in this column represent the value of personal use of the Company's corporate jet based upon the Standard Industry Fare Level (SIFL) rates as published by the United States Department of Transportation for the six month period from July 1, 2002 to December 31, 2002.

(3) Amounts shown in this column represent matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and payment by the Company of term life insurance premiums.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal 2002.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                           SHARES                       OPTIONS AT FY-END(#)             AT FY-END(1)($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Lyle Berman............       --           N/A         550,000        200,000           --             --
Timothy J. Cope........       --           N/A         154,500         80,000           --             --
Joseph Galvin..........       --           N/A         149,250         80,000           --             --

---------------

(1) The closing sale price of the Company's common stock on December 27, 2002, the last trading day prior to the end of the Company's fiscal year, was $5.50.

EMPLOYMENT AGREEMENTS

     Effective February 21, 2002, Lakes Entertainment entered into an executive employment agreement for an indefinite term with each of Timothy J. Cope, Lakes' Chief Financial Officer, Executive Vice President and Secretary, and Joseph Galvin, Lakes' Chief Operating Officer, each subject to early termination by either Lakes Entertainment or the executive for any reason or no reason, with or without cause. The employment agreements provide for annual base salaries of $250,000 and $225,000 to Messrs. Cope and Galvin, respectively, or such higher amount as determined by Lakes. In addition, Lakes Entertainment pays each executive an additional $600 per month to cover travel and other expenses and provide the executives with customary benefits. The employment agreements provide that if Lakes Entertainment terminates either executive without "cause" or if either executive resigns for "good reason", such executive will continue to receive his base salary and the two-year average of his average of his bonus/incentive compensation for a period of twelve months. If such termination occurs within two years following a "change of control" of Lakes Entertainment, as defined in the employment agreements, the executive will instead be entitled to a lump-sum severance payment equal to two times his "annual compensation", which is defined as his annual base salary and bonus/incentive compensation plus insurance costs, 401k matching contributions and certain other benefits. In either case, all options to purchase shares of Lakes Entertainment common stock held by the executive at the time of his termination will immediately vest in their entirety and remain exercisable for a period of two years thereafter. The employment agreements provide that neither executive will compete with Lakes Entertainment for two years after the termination of his employment with Lakes Entertainment.

     No other executive officer of Lakes Entertainment has an employment agreement with Lakes Entertainment.

DIRECTOR COMPENSATION

     Each director of Lakes Entertainment who is not otherwise employed by Lakes Entertainment or one of its subsidiaries (a "Non-Employee Director") received an annual fee of $12,500 until January 1, 2003, at which time such annual fee was increased to $24,000. Lakes Entertainment also pays each Non-Employee Director a fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting of the Board of Directors attended. Beginning in 2003, the Company also pays the Chairman of the Audit Committee an additional annual fee of $3,000 for serving in such capacity.

     In addition, the Lakes Entertainment 1998 Director Stock Option Plan (the "Lakes Director Plan") provides that each Non-Employee Director who was in office at the Company's inception, and each subsequent Non-Employee Director at the time of his or her initial election to the Board of Directors, receives a non-qualified stock option to purchase up to 12,500 shares of Lakes Entertainment common stock at an option exercise price equal to 100% of the fair market value of the shares on such grant date. Each option under the Lakes Director Plan will have a ten-year term and will generally become exercisable in five equal installments commencing on the first anniversary of the grant date.

     In addition to the initial option grants, Non-Employee Directors may be granted, at the discretion of the Board of Directors, additional options to purchase Lakes Entertainment common stock. Such options shall contain such terms and provisions as the Board of Directors determines at the time of the grant. Lakes Entertainment did not make any such additional grants in fiscal 2002.

EXECUTIVE OFFICERS OF LAKES ENTERTAINMENT

     Set forth below is certain required information with respect to the executive officers of Lakes Entertainment.

NAME                          AGE               POSITION(S) WITH LAKES ENTERTAINMENT
----                          ---               ------------------------------------
Lyle Berman.................  61    See "Proposal for Election of Directors" -- above.
Timothy J. Cope.............  51    See "Proposal for Election of Directors" -- above.
Joseph Galvin...............  64    Chief Operating Officer of Lakes since January 1999 and
                                    Chief Administrative Officer of Grand from November 1996
                                    through December 1998, and prior thereto, Vice President of
                                    Security of Grand.

                      EQUITY COMPENSATION PLAN INFORMATION

     The Company maintains the 1998 Stock Option and Compensation Plan (the "Employee Plan") and the 1998 Director Stock Option Plan (the "Director Plan"), which are approved to grant up to an aggregate of 2.5 million shares and 0.2 million shares of common stock, respectively. The Employee Plan is designed to integrate compensation of the Company's executives (including officers and directors but excluding directors who are not also full-time employees of the Company) with the long-term interests of the Company and its shareholders and to assist in the retention of executives and other key personnel. Under the Director Plan, the Company may issue equity awards to members of the Company's Board of Directors who are not also employees of the Company or any Company subsidiaries. The Employee Plan and the Director Plan have each been approved by the Company's shareholders.

     In connection with the establishment of the Company as a public corporation via a distribution of the Company's common stock to the then shareholders of Grand Casinos, Inc. (the "Distribution"), the Company issued options to purchase its common stock to the holders of then-outstanding options to purchase common stock of Grand Casinos. These Distribution-related options were treated as awards granted outside of the Employee Plan and the Directors Plan, and the Company did not seek shareholder approval for the Distribution-related option grants apart from the approval obtained from the shareholders of Grand Casinos for the overall public distribution of the Company's common stock.

     The following table sets forth certain information as of December 29, 2002 with respect to the Employee Plan, the Director Plan and options related to the distribution:

                                                                                             NUMBER OF
                                                                                             SECURITIES
                                                                                             REMAINING
                                                                                           AVAILABLE FOR
                                                 NUMBER OF                                FUTURE ISSUANCES
                                             SECURITIES TO BE                               UNDER EQUITY
                                                ISSUED UPON        WEIGHTED-AVERAGE         COMPENSATION
                                                EXERCISE OF        EXERCISE PRICE OF      PLANS (EXCLUDING
                                            OUTSTANDING OPTIONS   OUTSTANDING OPTIONS   SECURITIES REFLECTED
PLAN CATEGORY                                       (A)                   (B)              IN COLUMN (A))
-------------                               -------------------   -------------------   --------------------
Equity Compensation Plans Approved By
  Security Holders:
  1998 Stock Option and Compensation
     Plan.................................       1,698,600              $ 8.39                801,400
  1998 Director Stock Option Plan.........         135,000              $ 7.96                 65,000
                                                 ---------              ------                -------
  Total...................................       1,833,600              $ 8.36                866,400
Equity Compensation Plans Not Approved By
  Security Holders:
  Distribution-related Stock Options......         650,028              $10.91                     --
                                                 ---------              ------                -------
TOTAL.....................................       2,483,628              $ 9.03                866,400
                                                 =========              ======                =======

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that Lakes Entertainment include in this Proxy Statement a line-graph presentation comparing cumulative shareholders' returns (based on appreciation of the market price of Lakes Entertainment common stock) on an indexed basis since the time Lakes Entertainment common stock became registered under Section 12 of the Exchange Act with (i) the cumulative total return of a broad equity market index, assuming reinvestment of dividends, that includes companies whose equity securities are traded on the NASDAQ National Market or are of comparable market capitalizations and (ii) the cumulative total return, assuming reinvestment of dividends, of issuers with similar market capitalizations. The following presentation compares Lakes Entertainment common stock price during the period from January 4, 1999, to December 31, 2002, to the NASDAQ Stock Market and the Russell 2000 Index.

     Lakes Entertainment does not feel that it can reasonably identify a peer group and there is no published industry or line-of-business index that provides a meaningful comparison of shareholder returns. Therefore, Lakes Entertainment has elected to use the Russell 2000 Index in compiling its stock performance graph because it believes the Russell 2000 Index provides a better comparison of shareholder returns for companies with market capitalizations similar to that of Lakes Entertainment.

     The presentation assumes that the value of an investment in each of Lakes' common stock, the NASDAQ Stock Market and the Russell 2000 index was $100 on January 4, 1999, and that dividends paid were reinvested in the same security.

                     COMPARISON OF 4 YEAR CUMULATIVE TOTAL
                  RETURN* AMONG LAKES ENTERTAINMENT, INC., THE
                        NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX

                              [PERFORMANCE GRAPH]

                                                  Cumulative Total Return
                       1/4/99    3/99     6/99     9/99    12/99     3/00     6/00     9/00    12/00
 Lakes Entertainment,
   Inc.                100.00    97.76   130.60   114.93    94.78    94.78   105.97   102.99   111.94
 Nasdaq Stock Market
  (U.S.)               100.00   111.45   121.91   124.94   184.67   207.32   180.27   165.88   111.08
  Russell 2000         100.00    94.72   109.45   102.53   121.44   130.05   125.13   126.51   117.77

                           Cumulative Total Return
                        3/01     6/01    9/01    12/01
 Lakes Entertainment,
   Inc.                111.20    88.36   66.27    74.03
 Nasdaq Stock Market
  (U.S.)                82.91    97.72   67.80    88.14
  Russell 2000         110.11   125.85   99.68   120.70

* $100 Invested on 1/4/99 in stock or index -- including reinvestment of dividends.
  Fiscal year ending December 29, 2002 or December 31, 2002, as applicable.

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                              INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

     The Board of Directors and management of Lakes Entertainment are committed to the quality, integrity and transparency of the Company's financial reports. Independent auditors play an important part in the Company's system of financial control. Deloitte & Touche LLP has performed this function since July 31, 2002, when it replaced Arthur Andersen LLP as the Company's independent auditor. Arthur Andersen had previously served the Company and Grand Casinos, Inc., as its predecessor, in such capacity since May 1995. The Board of Directors and management of Lakes Entertainment have been satisfied with the quality, integrity and professionalism of Deloitte & Touche's audit team.

     In accordance with the duties set forth in its written charter, the Audit Committee of the Company's Board of Directors has appointed Deloitte & Touche as independent auditors of the Company for the 2003 fiscal year. Although it is not required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of Deloitte & Touche for shareholder ratification at the annual meeting. Representatives of Deloitte & Touche are expected to be present at the annual meeting to answer your questions and to make a statement if they desire to do so.

     If the shareholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Deloitte & Touche by the shareholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

PROXIES AND VOTING -- PROPOSAL TWO

     Assuming that a quorum is present for ratification of the appointment of independent auditors (which requires the presence in person or by proxy of at least a majority of the outstanding shares entitled to vote on such matter), the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present and entitled to vote on the ratification of the appointment of independent auditors is required to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2003 fiscal year. A shareholder who abstains with respect to the ratification of Deloitte & Touche LLP's appointment is considered to be present and entitled to vote on such ratification at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the ratification of Deloitte & Touche LLP's appointment, shall not be considered present and entitled to vote on this matter.

     All shares represented by proxies will be voted FOR the ratification of Deloitte & Touche LLP's appointment as independent auditors of the Company for the 2003 fiscal year unless a contrary choice is specified.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                         SHAREHOLDER PROPOSAL TO GRANT
                              VOTING RIGHTS UNDER
                    MINNESOTA CONTROL SHARE ACQUISITION ACT
                                  (PROPOSAL 3)

SUMMARY OF SHAREHOLDER PROPOSAL

     As discussed in detail below, Lyle Berman's current beneficial ownership in Lakes exceeds 20% of Lakes' outstanding shares of common stock. Under Minnesota law, shareholders of Minnesota public corporations whose beneficial ownership surpasses 20%, 33 1/3% or 50% may be prohibited from voting their shares in excess of such percentages without shareholder approval. Mr. Berman has submitted a shareholder-sponsored proposal to be considered at the annual meeting asking Lakes' shareholders to grant him voting rights with respect to shares representing beneficial ownership in excess of 20% and up to 33 1/3% of Lakes. The Board of Directors believes that it is in Lakes' best interest to approve this proposal.

BACKGROUND TO CONTROL SHARE ACQUISITION ACT

     Section 302A.671 of the Minnesota Business Corporation Act, and related definitions (the "Control Share Acquisition Act") can operate to restrict the voting power of stock held by a shareholder if the stock is acquired in a "control share acquisition" (as defined) and exceeds a certain percentage voting threshold. There are three percentage thresholds of outstanding voting power under the Control Share Acquisition Act: (i) at least 20% but less than 33 1/3%;
(ii) at least 33 1/3% but less than or equal to 50%; and (iii) over 50%.

     For example, if an "acquiring person" (as defined) acquires stock in a control share acquisition that results in the total beneficial ownership of the acquiring person equaling or exceeding the 20% threshold, the acquiring person may only exercise voting power with respect to the number of shares that represents less than 20% of the outstanding voting power of that company. The Control Share Acquisition Act removes the voting power from the number of shares acquired in a control share acquisition that is in excess of the 20% threshold. The voting power is restored only if approved by the required vote of that company's shareholders.

     The acquiring person may request that a resolution be put before the shareholders to authorize the restoration of voting rights for the shares acquired in excess of the threshold. In addition, the acquiring person must file an information statement with the company for inclusion in its proxy statement materials. If the shareholders approve the restoration of voting power, the acquiring person will obtain full voting rights with respect to the shares acquired in excess of the threshold and full voting rights with respect to any additional shares that may be acquired by the acquiring person up to the next threshold. For example, an acquiring person who seeks and obtains approval of the shareholders to vote all shares in excess of the 20% threshold, may only exercise voting rights with respect to shares acquired up to the 33 1/3% threshold; if the acquiring person's beneficial ownership through a control share acquisition exceeds 33 1/3% of the outstanding voting power, the shares acquired in such control share acquisition in excess of the 33 1/3% threshold will become non-voting unless voting power is restored by the shareholders. A COPY OF THE CONTROL SHARE ACQUISITION ACT IS INCLUDED AS APPENDIX A ATTACHED TO THE PROXY STATEMENT.

     In compliance with the Control Share Acquisition Act, Mr. Lyle Berman, Chairman of the Company's Board of Directors and the Company's President and Chief Executive Officer, has submitted an information statement and requested that the Company seek shareholder approval of the above resolution at the Annual Meeting. A COPY OF THE INFORMATION STATEMENT SUBMITTED BY MR. BERMAN IS INCLUDED AS APPENDIX B ATTACHED

TO THIS PROXY STATEMENT. Shareholders are encouraged to read the information statement prior to executing their proxy. The following background information is derived in part from the Information Statement:

INFORMATION ON MR. BERMAN'S OWNERSHIP OF COMMON STOCK OF THE COMPANY(1)

     Mr. Berman has been a shareholder of the Company since its inception. Prior to December 8, 2000, Mr. Berman beneficially owned, directly or indirectly, 2,074,661 shares of the Company's common stock, representing 18.22% of the total voting power of the Company. Mr. Berman had direct ownership over 1,881,133 of these shares (including 750,000 shares that were issuable upon exercise of options). Mr. Berman also had indirect ownership over 193,528 shares of Common Stock. Of these indirectly-owned shares, (i) 20,625 shares were held by Mr. Berman's spouse; (ii) 11,403 shares were held by Berman Consulting Corp., a Minnesota corporation wholly-owned by Mr. Berman; and (iii) 161,500 shares were held by Berman Consulting Corp.'s profit sharing plan.

     On December 8, 2000, Mr. Berman directly purchased 270,300 shares of the Company's common stock, which acquisition constituted a "control share acquisition" under the Control Share Acquisition Act because pursuant to his acquisition, Mr. Berman increased his aggregate beneficial ownership percentage in the Company from 18.22% to 20.59%. As a result of the control share acquisition, Mr. Berman acquired voting power in the election of directors that, except for the application of the Control Share Acquisition Act, would be in the 20% to 33 1/3% range of voting percentage.

     Mr. Berman has subsequently increased his beneficial ownership to 21.96% in a separate transaction, as provided below. On or about January 4, 2001, Berman Consulting Corp. loaned $1,600,000 to Stanley M. Taube pursuant to a convertible promissory note. As part of the loan transaction, Mr. Taube pledged 200,000 shares of the Common Stock as security for his payment obligations under the convertible promissory note. Pursuant to the terms of the convertible promissory note, Berman Consulting Corp. has the right, at its option, at any time on or after November 1, 2002, to take legal title to the pledged shares in full satisfaction of Mr. Taube's payment obligations under the convertible promissory note. As a result, Mr. Berman acquired indirect beneficial ownership of such shares on or about January 4, 2001, thereby increasing his aggregate beneficial ownership percentage in the Company from 20.59% to 21.96%.

     Of the 2,544,961 shares beneficially owned by Mr. Berman, 417,298 shares have no voting rights unless the resolution set forth above is approved by the requisite votes of the shareholders at the Annual Meeting.

PROPOSED RESOLUTION

     At the annual meeting, shareholders will be asked to consider and vote on the following proposed resolution:

     "RESOLVED, that pursuant to Section 302A.671, Subd. 4a of the Minnesota Business Corporation Act, full voting rights are hereby granted to all shares of common stock, par value $.01 per share, of Lakes Entertainment, Inc. that are, or hereafter become, beneficially owned by Lyle Berman or any person or entity affiliated with Lyle Berman, regardless of whether such shares were or are acquired in a "control share acquisition," as defined in Section 302A.011, Subd. 38 of the Minnesota Business Corporation Act, or otherwise; provided that, so long as the provisions of Section 302A.671 of the Minnesota Business Corporation Act continue to apply to Lakes Entertainment, Inc., in no event shall Lyle Berman be granted voting rights with respect to shares beneficially owned by him or any person or entity affiliated with him that exceed 33 1/3% of the outstanding common stock of Lakes Entertainment, Inc. without a separate vote of shareholders."

---------------

(1) In accordance with the definition of "beneficial ownership" in the Minnesota Business Corporation Act, the beneficial ownership of Mr. Berman disclosed in this proposal includes all shares which Mr. Berman has the right to acquire. This beneficial ownership calculation differs from the calculation used above in the Section entitled "Voting Securities and Principal Holders Thereof," which includes only those shares that Mr. Berman has that right to acquire within the next 60 days and is consistent with the federal securities law requirements.

     Approval of this resolution would enable Mr. Berman to vote all shares of common stock that he currently holds, directly or indirectly, and any subsequently acquired shares up to an aggregate of 33 1/3% of the outstanding voting power of the Company.

VOTE REQUIRED -- PROPOSAL THREE

     The above proposal must receive the following affirmative votes to be approved:

          (1) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding common stock; and

          (2) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the outstanding common stock, excluding "interested shares" as that term is defined in the Minnesota Statutes.

     Under Minnesota Statutes, "interested shares" include shares owned by the acquiring person (i.e., Mr. Berman), by officers of the Company or by any employee of the Company who is also a director of the Company. As of the Record Date, (i) 10,638,320 shares of common stock were outstanding and entitled to vote at the Annual Meeting; and (ii) 1,599,961 shares of common stock were considered "interested shares," including 1,594,961 shares beneficially owned by Mr. Berman (which represents all issued and outstanding shares beneficially-owned by Mr. Berman) and 5,000 shares owned by other officers of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the shareholders vote FOR approval of the resolution to grant Mr. Berman full voting rights with respect to shares of the Lakes Entertainment common stock held by Mr. Berman pursuant to the Control Share Acquisition Act. Although Mr. Berman has not expressed an intention to acquire additional shares of Lakes' stock at a particular time or at all, the Board believes that a failure to approve the proposal may discourage Mr. Berman from acquiring additional shares in the future. Further, Mr. Berman may divest a portion of his shares in the future to ensure that all of his shares have voting rights. Therefore, the failure to approve the proposal might eliminate a potential buyer for the common stock or might cause Mr. Berman to sell a portion of his holdings at a time when such sales might have an adverse effect on the market for the Company's common stock. The Board believes approval of this proposal is in the best interests of the Company.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors

     The Board of Directors held five meetings during the fiscal year ended December 29, 2002, and took action by written action in lieu of a meeting two times. The Board of Directors has an audit committee, a nominating committee and a compensation committee.

     Audit Committee of the Board of Directors

     The Company's Audit Committee consists of Messrs. Ronald J. Kramer, Neil I. Sell and Morris Goldfarb. The Audit Committee held six meetings during the fiscal year ended December 29, 2002. The functions of the Audit Committee are described under "Report of the Audit Committee" below.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A COPY OF THE WRITTEN CHARTER, AS AMENDED TO DATE, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT. Pursuant to the written charter, it is the policy of the Audit Committee to review and pre-approve the performance of all audit and non-audit accounting services to be performed by the Company's independent auditors, other than certain de minimus exceptions permitted by
Section 202 of the Sarbanes-Oxley Act of 2002.

     The Board of Directors has determined that each of the three Audit Committee members is an "independent director", as such term is defined by
Section 4200(a)(13) of the National Association of Securities Dealers' listing standards. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

     Nominating Committee of the Board of Directors

     A Nominating Committee of the Board of Directors was established on April 22, 2003 and currently consists of Messrs. Goldfarb and Sell. The Nominating Committee assists the full Board of Directors in the areas of director selection and committee selection and rotation. The Nominating Committee will consider shareholder nominations for directors. Shareholders who wish to nominate a director candidate should contact Timothy J. Cope, Executive Vice President, Chief Financial Officer and Secretary of Lakes Entertainment, Inc. at the Company's corporate headquarters.

     Compensation Committee of the Board of Directors

     The Company's Compensation Committee consists of Messrs. Goldfarb and Kramer. The Compensation Committee held one meeting during the fiscal year ended December 29, 2002. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the 1998 Stock Option and Compensation Plan.

     None of the Company's directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board during fiscal 2002, and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Morris Goldfarb, a member of the Compensation Committee, is a director and executive officer of G-III Apparel Group Ltd. Lyle Berman, a director and executive officer of the Company, is also a director of G-III Apparel Group Ltd.

REPORT OF THE AUDIT COMMITTEE

     The Company has established a three-member Audit Committee within the Board of Directors that currently consists of Messrs. Ronald J. Kramer, Neil I. Sell and Morris Goldfarb. The primary functions of the Audit Committee are (i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

MORRIS GOLDFARB
RONALD J. KRAMER
NEIL I. SELL

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally will be made by the Compensation Committee. Each member of the Compensation Committee is a Non-Employee Director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation will be set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     The annualized base salary during fiscal 2002 for Lyle Berman, the Company's Chief Executive Officer and Chairman of the Board, was $400,000. The amount of Mr. Berman's compensation resulted from the Committee's assessment of the Company's performance and business development during fiscal 2002. The Committee believes that Mr. Berman's salary is competitive with executives in other industry-related companies of similar size. The Committee considered criteria similar to that considered for Mr. Berman when determining the annualized base salaries for the other Named Executive Officers. None of the Named Executive Officers received an increase in base salary in fiscal 2002.

     Annual incentive compensation for executives of the Company is based primarily on corporate earnings and growth as measured by the Company's EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) results and goals and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's individual and collective performance, as well as market conditions. Mr. Berman did not receive an incentive compensation award in fiscal 2002. Of the Named Executive Officers, only Timothy J. Cope received an incentive bonus for fiscal 2002, based on individual performance.

     Awards of stock options under the 1998 Stock Option and Compensation Plan (the "Employee Plan") are designed to integrate compensation of the Company's executives with the long-term interests of the Company and its shareholders and assist in the retention of executives. The 1998 Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company. During fiscal 2002, the Compensation Committee did not grant options to the executive officers. The Committee granted 84,000 options pursuant to the 1998 Plan to new employees hired by the Company during fiscal 2002.

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"). The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

MORRIS GOLDFARB
RONALD J. KRAMER

                              INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT AUDITORS

     On July 31, 2002, upon the recommendation and approval of its Board of Directors and its Audit Committee, Lakes Entertainment dismissed Arthur Andersen LLP as the Company's independent auditors. On the same date, the Company engaged Deloitte & Touche LLP to serve as the Company's independent auditors.

     Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2000 and December 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 30, 2001 and subsequently through the date of its dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years.

     Except as provided in the following paragraph, during the fiscal years ended December 31, 2000 and December 30, 2001 and subsequently through the date of Deloitte & Touche's engagement, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events described under Item 304(a)(2)(i) and (ii) of Regulation S-K.

     In connection with Deloitte & Touche's completion of its new client acceptance procedures in July 2002, and prior to Deloitte & Touche's engagement as the Company's auditors, the Company consulted with Deloitte & Touche regarding the application of accounting principles to the Company's sale of land held for development in Las Vegas, Nevada. This transaction was accounted for as a sale in the Company's financial statements for the year ended December 30, 2001.

     The Company's management subsequently determined that the transaction did not qualify for treatment as a sale under the requirements of Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate and that the transaction should have been accounted for under the deposit method of accounting. Deloitte & Touche orally advised the Company that, based on the facts, circumstances, and assumptions presented to Deloitte & Touche by the Company, it concurred with the Company's determination on this matter. The Company attempted but was unable to consult with Arthur Andersen regarding this matter. In September 2002, the Company filed an amendment to its Annual Report on Form 10-K for the year ended December 30, 2001, and amendments to two subsequent Quarterly Reports on Form 10-Q, restating its financial statements to adopt the deposit method of accounting for the transaction.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures and requested Arthur Andersen to provide a letter indicating its agreement or disagreement with the above disclosures. The Company was unable to obtain this letter from Arthur Andersen.

FEES BILLED TO COMPANY BY ITS INDEPENDENT AUDITORS

     The following table presents fees for professional audit and other services rendered by Deloitte & Touche LLP and Arthur Andersen LLP, as applicable, during fiscal 2002 and fiscal 2001.

                                     FEES FOR 2002                         FEES FOR 2001
                          -----------------------------------   -----------------------------------
                          DELOITTE & TOUCHE   ARTHUR ANDERSEN   DELOITTE & TOUCHE   ARTHUR ANDERSEN
                          -----------------   ---------------   -----------------   ---------------
Audit Fees..............      $125,000           $ 21,010                 --           $124,972
Audit-Related Fees(1)...            --                 --                 --                 --
Tax Fees(2).............      $ 94,700           $123,775                 --           $240,315
All Other Fees(3).......            --                 --            $23,124                 --
                              --------           --------            -------           --------
Total Fees..............      $219,700           $144,785            $23,124           $365,287
                              ========           ========            =======           ========

---------------

(1) Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements but not reported under the caption Audit Fees above.

(2) Tax Fees consist of fees for tax compliance, tax advice, and tax planning.

(3) All Other Fees in fiscal 2001 consisted of fees paid on behalf of Grand Casinos, Inc. for special advisory services rendered to Grand Casinos in connection with legal proceedings for which Lakes was required to provide indemnification.

     The Audit Committee of the Board of Directors has reviewed the fees billed by Deloitte & Touche LLP during fiscal year 2002 and, after consideration, has determined that the receipt of these fees by Deloitte & Touche LLP is compatible with Deloitte & Touche LLP's maintaining its independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NEW HORIZON KIDS QUEST, INC.

     Pursuant to an indemnification agreement entered into in December 1998 by and between Lakes Entertainment and Mr. Berman, Lakes Entertainment agreed to indemnify Mr. Berman for any damages incurred by Mr. Berman arising out of his acts and omissions as a director of New Horizon Kids Quest, a company in which Lakes Entertainment held an ownership interest and on which Mr. Berman served as a director until June 2001.

PARK PLACE ENTERTAINMENT CORPORATION

     Lyle Berman entered into an employment agreement with Park Place as of January 1, 1999 (the "Park Place Employment Agreement") pursuant to which he serves as a part-time employee of Park Place. The agreement was for an initial term of 4 years, which ended as of January 1, 2003, at which time the agreement was automatically renewed for a one-year term. The agreement will continue to be renewed for additional one-year terms until terminated by either party on thirty
(30) days' written notice to the other party. Mr. Berman received compensation during 2002 of Ten Thousand Dollars ($10,000) and will receive compensation in 2003 of an amount not less than Ten Thousand Dollars ($10,000.00). In connection with his execution of the Park Place Employment Agreement, Mr. Berman received stock options to purchase an aggregate of four hundred thousand (400,000) shares of Park Place common stock at a per share exercise price of Six Dollars and Sixty-Seven cents ($6.67), which options became 100% vested on January 1, 2003. The Park Place Employment Agreement also contains a noncompetition covenant under which Mr. Berman is prohibited, subject to certain exceptions, from participating in the ownership, management or control of any business that is engaged in a gaming enterprise that competes or would compete with Park Place. Additionally, Mr. Berman must present any gaming opportunities and projects to Park Place in the first instance. If Park Place determines not to pursue any venture or opportunity presented by Mr. Berman, only then may that opportunity be presented to and pursued by Lakes Entertainment. The following exceptions are not subject to Mr. Berman's noncompetition agreement: (i) the management of Indian owned casinos and related amenities; (ii) the development of the Polo Plaza project in Las Vegas, NV; and (iii) Internet, cable television or other electronic media-based gaming enterprises. The terms of Mr. Berman's employment with Park Place may substantially limit the number and scope of opportunities that Lakes will be able consider and pursue.

LOANS TO VIATICARE FINANCIAL SERVICES, LLC; LIVING BENEFITS FINANCIAL SERVICES, LLC

     During 2000 and 2001, Lakes made a total of $4.0 million in unsecured loans to ViatiCare Financial Services, LLC ("ViatiCare"), which has since been acquired by Living Benefits Financial Services, LLC ("Living Benefits"). In connection with the Living Benefits' acquisition of Viaticare, Living Benefits provided an unsecured guarantee of ViatiCare's obligations to Lakes. In March 2001, the Board of Directors of Lakes determined not to make further loans to ViatiCare. Due to the determination of Lakes' management that repayment of the $4.0 million loan was not likely to occur, Lakes recorded a $4.0 million reserve in the financial results for the quarter ended June 30, 2002.

     Subsequent to Lakes' decision not to make further loans to ViatiCare, Mr. Berman and LB Acquisitions LLC, a limited liability company wholly-owned by Mr. Berman, have made loans or other advances to Living Benefits from time to time totaling approximately $7.43 million. As an incentive to make an initial $5.6 million loan, LB Acquisitions was granted a 9 percent voting interest in Living Benefits and was given an option (the "LB Option") to convert the $5.6 million loan balance into an additional 46 percent of the voting interest in Living Benefits. To secure the repayment of the LB Acquisitions loans, which become due commencing in 2005, Living Benefits granted LB Acquisitions a security interest in its personal property, including the right of Living Benefits to receive payments from profits on life insurance policies acquired by Living Benefits on or after June 15, 2001. LB Acquisitions made an additional loan of approximately $400,000 to Living Benefits in May 2002. On July 1, 2002, Mr. Berman advanced an additional $763,000 to Living Benefits in exchange for a portion of Living Benefits' rights in 50% of a trust holding the distribution rights from certain life insurance policies (the "Trust"), which Mr. Berman later transferred to LB Acquisitions. As an inducement for this further advance, Living Benefits agreed to amend the LB Option to permit the exercise thereof by LB Acquisitions for $1.00 rather than requiring LB Acquisitions to convert $5.6 million of its loan amounts. Between October 2002 and February 2003, Mr. Berman and LB Acquisitions made additional loans to Living Benefits totaling approximately $350,000 and acquired approximately $230,000 in existing debt previously held by other investors.

     On April 7, 2003, Living Benefits transferred its entire interest in the Trust (which constitutes the substantial majority of Living Benefits' assets) to LB Acquisitions in exchange for the forgiveness by LB Acquisitions of $6.9 million of Living Benefits' debt obligations. Formal transfer to LB Acquisitions of certificates evidencing the Trust interests is subject to the consent of the third party holding the remaining 50% Trust interest.

LEGAL SERVICES

     Neil I. Sell is a partner in the law firm of Maslon Edelman Borman & Brand, LLP, which renders legal services to Lakes from time to time.

                 SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5(s) were required, the Company believes that during the fiscal year ended December 29, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals sought to be included in the Proxy Statement for the 2004 annual meeting of shareholders must be received by the Company at its principal executive offices on or before January 1, 2004.

                     DISCRETIONARY PROXY VOTING AUTHORITY/
                         UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

     With respect to the Company's 2004 annual meeting of shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by March 17, 2004, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          LAKES ENTERTAINMENT, INC.

                                          [/s/ Tiimothy J. Cope]
                                          Timothy J. Cope,
                                          Executive Vice President, Chief
                                          Financial Officer
                                          and Secretary

                                                                      APPENDIX A

                    MINNESOTA CONTROL SHARE ACQUISITION ACT

SECTION 302A.671 CONTROL SHARE ACQUISITIONS.

     SUBDIVISION 1. APPLICATION. (a) Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, this section applies to a control share acquisition. A shareholder's proposal to amend the corporation's articles or bylaws to cause this section to be inapplicable to the corporation requires the vote set forth in subdivision 4a, paragraph (b), in order for it to be effective, unless it is approved by a committee of the board comprised solely of directors who:

          (1) are neither officers nor employees of, nor were during the five years preceding the formation of the committee officers or employees of, the corporation or a related organization;

          (2) are neither acquiring persons nor affiliates or associates of an acquiring person;

          (3) were not nominated for election as directors by an acquiring person or an affiliate or associate of an acquiring person; and

          (4) were directors at the time an acquiring person became an acquiring person or were nominated, elected, or recommended for election as directors by a majority of those directors.

     (b) The shares of an issuing public corporation acquired by an acquiring person in a control share acquisition that exceed the threshold of voting power of any of the ranges specified in subdivision 2, paragraph (d), shall have only the voting rights as shall be accorded to them pursuant to subdivision 4a.

     SUBD. 2. INFORMATION STATEMENT. An acquiring person shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

          (a) the identity and background of the acquiring person, including the identity and background of each member of any partnership, limited partnership, syndicate, or other group constituting the acquiring person, and the identity and background of each affiliate and associate of the acquiring person, including the identity and background of each affiliate and associate of each member of such partnership, syndicate, or other group; provided, however, that with respect to a limited partnership, the information need only be given with respect to a partner who is denominated or functions as a general partner and each affiliate and associate of the general partner;

          (b) a reference that the information statement is made under this section;

          (c) the number and class or series of shares of the issuing public corporation beneficially owned, directly or indirectly, before the control share acquisition by each of the persons identified pursuant to paragraph
     (a);

          (d) the number and class or series of shares of the issuing public corporation acquired or proposed to be acquired pursuant to the control share acquisition by each of the persons identified pursuant to paragraph
     (a) and specification of which of the following ranges of voting power in the election of directors that, except for this section, resulted or would result from consummation of the control share acquisition:

             (1) at least 20 percent but less than 33 1/3 percent;

             (2) at least 33 1/3 percent but less than or equal to 50 percent;

             (3) over 50 percent; and

          (e) the terms of the control share acquisition or proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; plans or proposals of the acquiring person (including plans or proposals under consideration) to (1) liquidate or dissolve the issuing public corporation, (2) sell all or a substantial part of its assets, or merge it or exchange its shares with any other person, (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities, (4) change materially its management or policies of employment, (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto, (6) change materially its relationship with suppliers or customers or the communities in which it operates, or (7) make any other material change in its business, corporate structure, management or personnel; and other objective facts as would be substantially likely to affect the decision of a shareholder with respect to voting on the control share acquisition.

     If any material change occurs in the facts set forth in the information statement, including but not limited to any material increase or decrease in the number of shares of the issuing public corporation acquired or proposed to be acquired by the persons identified pursuant to paragraph (a), the acquiring person shall promptly deliver to the issuing public corporation at its principal executive office an amendment to the information statement containing information relating to the material change. An increase or decrease or proposed increase or decrease equal, in the aggregate for all persons identified pursuant to paragraph (a), to one percent or more of the total number of outstanding shares of any class or series of the issuing public corporation shall be deemed "material" for purposes of this paragraph; an increase or decrease or proposed increase or decrease of less than this amount may be material, depending upon the facts and circumstances.

     SUBD. 3. MEETING OF SHAREHOLDERS. If the acquiring person so requests in writing at the time of delivery of an information statement pursuant to subdivision 2, and has made, or has made a bona fide written offer to make, a control share acquisition and gives a written undertaking to pay or reimburse the issuing public corporation's expenses of a special meeting, except the expenses of the issuing public corporation in opposing according voting rights with respect to shares acquired or to be acquired in the control share acquisition, within ten days after receipt by the issuing public corporation of the information statement, a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 302A.433, subdivision 1, for the sole purpose of considering the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to the control share acquisition. The special meeting shall be held no later than 55 days after receipt of the information statement and written undertaking to pay or reimburse the issuing public corporation's expenses of the special meeting, unless the acquiring person agrees to a later date. If the acquiring person so requests in writing at the time of delivery of the information statement, (1) the special meeting shall not be held sooner than 30 days after receipt by the issuing public corporation of the information statement and (2) the record date for the meeting must be at least 30 days prior to the date of the meeting. If no request for a special meeting is made, consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph
(b), acquired or to be acquired pursuant to the control share acquisition shall be presented at the next special or annual meeting of the shareholders of which notice has not been given, unless prior thereto the matter of the voting rights becomes moot. The issuing public corporation is not required to have the voting rights to be accorded to shares acquired or to be acquired according to a control share acquisition considered at the next special or annual meeting of the shareholders unless it has received the information statement and documents required by subdivision 4 at least 55 days before the meeting. The notice of the meeting shall at a minimum be accompanied by a copy of the information statement (and a copy of any amendment to the information statement previously delivered to the issuing public corporation) and a statement disclosing that the board of the issuing public corporation recommends approval of, expresses no opinion and is remaining neutral toward, recommends rejection of, or is unable to take a position with respect to according voting rights to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired in the control share acquisition. The notice of meeting shall be given at least ten days prior to the meeting. Any amendments to the information statement received after mailing of the notice of the meeting must be mailed promptly to the shareholders by the issuing public corporation.

     SUBD. 4. FINANCING. Notwithstanding anything to the contrary contained in this chapter, no call of a special meeting of the shareholders of the issuing public corporation shall be made pursuant to subdivision 3 and no consideration of the voting rights to be accorded to shares referred to in subdivision 1, paragraph (b), acquired or to be acquired pursuant to a control share acquisition shall be presented at any special or annual meeting of the shareholders of the issuing public corporation unless at the time of delivery of the information statement pursuant to subdivision 2, the acquiring person shall have entered into, and shall deliver to the issuing public corporation a copy or copies of, a definitive financing agreement or definitive financing agreements, with one or more responsible financial institutions or other entities having the necessary financial capacity, for any financing of the control share acquisition not to be provided by funds of the acquiring person. A financing agreement is not deemed not definitive for purposes of this subdivision solely because it contains conditions or contingencies customarily contained in term loan agreements with financial institutions.

     SUBD. 4A. VOTING RIGHTS. (a) Shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition shall have the same voting rights as other shares of the same class or series only if approved by resolution of shareholders of the issuing public corporation at a special or annual meeting of shareholders pursuant to subdivision 3.

     (b) The resolution of shareholders must be approved by (1) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote including all shares held by the acquiring person, and (2) the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote excluding all interested shares. A class or series of shares of the issuing public corporation is entitled to vote separately as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote separately as a class or series.

     (c) To have the voting rights accorded by approval of a resolution of shareholders, any proposed control share acquisition not consummated prior to the time of the shareholder approval must be consummated within 180 days after the shareholder approval.

     (d) Any shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition that do not have voting rights accorded to them by approval of a resolution of shareholders shall regain their voting rights upon transfer to a person other than the acquiring person or any affiliate or associate of the acquiring person unless the acquisition of the shares by the other person constitutes a control share acquisition, in which case the voting rights of the shares are subject to the provisions of this section.

     SUBD. 5. RIGHTS OF ACTION. An acquiring person, an issuing public corporation, and shareholders of an issuing public corporation may sue at law or in equity to enforce the provisions of this section and section 302A.449, subdivision 7.

     SUBD. 6. REDEMPTION. Unless otherwise expressly provided in the articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all shares referred to in subdivision 1, paragraph (b), acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event (1) an information statement has not been delivered to the issuing public corporation by the acquiring person by the tenth day after the control share acquisition, or
(2) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares pursuant to subdivision 4a, paragraph
(b). The call for redemption shall be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares shall be redeemed within 60 days after the call is given.

SECTION 302A.011. DEFINITIONS.

     SUBD. 37. ACQUIRING PERSON. "Acquiring person" means a person that makes or proposes to make a control share acquisition. When two or more persons act as a partnership, limited partnership, syndicate, or other group pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise for the purposes of acquiring, owning, or voting shares of an issuing public corporation, all members of the partnership, syndicate, or other group constitute a "person."

     "Acquiring person" does not include (a) a licensed broker/dealer or licensed underwriter who (1) purchases shares of an issuing public corporation solely for purposes of resale to the public and (2) is not acting in concert with an acquiring person, or (b) a person who becomes entitled to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), solely as a result of a repurchase of shares by, or recapitalization of, the issuing public corporation or similar action unless (1) the repurchase, recapitalization, or similar action was proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding, or otherwise with, the person or any affiliate or associate of the person or (2) the person thereafter acquires beneficial ownership, directly or indirectly, of outstanding shares entitled to vote of the issuing public corporation and, immediately after the acquisition, is entitled to exercise or direct the exercise of the same or a higher range of voting power under section 302A.671, subdivision 2, paragraph
(d), as the person became entitled to exercise as a result of the repurchase, recapitalization, or similar action.

     SUBD. 38. CONTROL SHARE ACQUISITION. "Control share acquisition" means an acquisition, directly or indirectly, by an acquiring person of beneficial ownership of shares of an issuing public corporation that, except for section 302A.671, would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person, immediately after the acquisition, to exercise or direct the exercise of a new range of voting power within any of the ranges specified in section 302A.671, subdivision 2, paragraph (d), but does not include any of the following:

          (a) an acquisition before, or pursuant to an agreement entered into before, August 1, 1984;

          (b) an acquisition by a donee pursuant to an inter vivos gift not made to avoid section 302A.671 or by a distributee as defined in section 524.1-201, clause (10);

          (c) an acquisition pursuant to a security agreement not created to avoid section 302A.671;

          (d) an acquisition under sections 302A.601 to 302A.661, if the issuing public corporation is a party to the transaction;

          (e) an acquisition from the issuing public corporation;

          (f) an acquisition for the benefit of others by a person acting in good faith and not made to avoid section 302A.671, to the extent that the person may not exercise or direct the exercise of the voting power or disposition of the shares except upon the instruction of others;

          (g) an acquisition pursuant to a savings, employee stock ownership, or other employee benefit plan of the issuing public corporation or any of its subsidiaries, or by a fiduciary of the plan acting in a fiduciary capacity pursuant to the plan; or

          (h) an acquisition subsequent to January 1, 1991, pursuant to an offer to purchase for cash pursuant to a tender offer all shares of the voting stock of the issuing public corporation:

             (i) which has been approved by a majority vote of the members of a committee comprised of the disinterested members of the board of the issuing public corporation formed pursuant to section 302A.673, subdivision 1, paragraph (d), before the commencement of, or the public announcement of the intent to commence, the tender offer; and

             (ii) pursuant to which the acquiring person will become the owner of over 50 percent of the voting stock of the issuing public corporation outstanding at the time of the transaction.

     For purposes of this subdivision, shares beneficially owned by a plan described in clause (g), or by a fiduciary of a plan described in clause (g) pursuant to the plan, are not deemed to be beneficially owned by a person who is a fiduciary of the plan.

     SUBD. 39. ISSUING PUBLIC CORPORATION. "Issuing public corporation" means either: (1) a publicly held corporation that has at least 50 shareholders; or
(2) any other corporation that has at least 100 shareholders, provided that if, before January 1, 1998, a corporation that has at least 50 shareholders elects to be an issuing public corporation by express amendment contained in the articles or bylaws, including bylaws approved by the board, that corporation is an issuing public corporation if it has at least 50 shareholders.

     SUBD. 40. PUBLICLY HELD CORPORATION. "Publicly held corporation" means a corporation that has a class of equity securities registered pursuant to section 12, or is subject to section 15(d), of the Securities Exchange Act of 1934.

     SUBD. 41. BENEFICIAL OWNER; BENEFICIAL OWNERSHIP. (a) "Beneficial owner," when used with respect to shares or other securities, includes, but is not limited to, any person who, directly or indirectly through any written or oral agreement, arrangement, relationship, understanding, or otherwise, has or shares the power to vote, or direct the voting of, the shares or securities or has or shares the power to dispose of, or direct the disposition of, the shares or securities, except that:

          (1) a person shall not be deemed the beneficial owner of shares or securities tendered pursuant to a tender or exchange offer made by the person or any of the person's affiliates or associates until the tendered shares or securities are accepted for purchase or exchange; and

          (2) a person shall not be deemed the beneficial owner of shares or securities with respect to which the person has the power to vote or direct the voting arising solely from a revocable proxy given in response to a proxy solicitation required to be made and made in accordance with the applicable rules and regulations under the Securities Exchange Act of 1934 and is not then reportable under that act on a Schedule 13D or comparable report, or, if the corporation is not subject to the rules and regulations under the Securities Exchange Act of 1934, would have been required to be made and would not have been reportable if the corporation had been subject to the rules and regulations.

     (b) "Beneficial ownership" includes, but is not limited to, the right to acquire shares or securities through the exercise of options, warrants, or rights, or the conversion of convertible securities, or otherwise. The shares or securities subject to the options, warrants, rights, or conversion privileges held by a person shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares or securities of the class or series owned by the person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class or series owned by any other person. A person shall be deemed the beneficial owner of shares and securities beneficially owned by any relative or spouse of the person or any relative of the spouse, residing in the home of the person, any trust or estate in which the person owns ten percent or more of the total beneficial interest or serves as trustee or executor or in a similar fiduciary capacity, any corporation or entity in which the person owns ten percent or more of the equity, and any affiliate of the person.

     (c) When two or more persons act or agree to act as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, owning, or voting shares or other securities of a corporation, all members of the partnership, syndicate, or other group are deemed to constitute a "person" and to have acquired beneficial ownership, as of the date they first so act or agree to act together, of all shares or securities of the corporation beneficially owned by the person.

     SUBD. 42. INTERESTED SHARES. "Interested shares" means the shares of an issuing public corporation beneficially owned by any of the following persons:
(1) the acquiring person; (2) any officer of the issuing public corporation; or
(3) any employee of the issuing public corporation who is also a director of the issuing public corporation.

     SUBD. 43. AFFILIATE. "Affiliate" means a person that directly or indirectly controls, is controlled by, or is under common control with, a specified person.

                                                                      APPENDIX B

                                  Lyle Berman
                         c/o Lakes Entertainment, Inc.
                               130 Cheshire Lane
                          Minnetonka, Minnesota 55305

January 3, 2003

Board of Directors
Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, Minnesota 55305

     Re:  Information Statement under Control Share Acquisition Act, Minn. Stat.
          Section 302A.671, Subd. 2.

Ladies and Gentlemen:

     On December 8, 2000, Mr. Lyle Berman directly purchased 270,300 shares of common stock, $.01 par value per share (the "Common Stock"), of Lakes Entertainment, Inc. (the "Company"), thereby increasing his aggregate beneficial ownership percentage in the Company from 18.22% to 20.59% (the "Control Share Acquisition"). Mr. Berman has subsequently increased his beneficial ownership to 22.35% in a separate transaction. Mr. Berman is providing the information contained herein to the Company in connection with the Company's annual meeting of shareholders and the consideration by the shareholders of the Company of a resolution to approve voting rights with respect to certain shares of common stock held by Mr. Berman.

     Pursuant to the Minnesota Statutes Section 302A.671 and related definitions (the "Control Share Acquisition Act"), the following information relating to the direct and indirect ownership of Common Stock by Mr. Lyle Berman is furnished to the Company as an "information statement" under Section 302A.671, Subd. 2.

A. IDENTITY AND BACKGROUND.

     Mr. Berman, through his direct and indirect ownership of the Company's Common Stock, is an "acquiring person" as defined by the Control Share Acquisition Act. Mr. Berman is the Chairman of the Board of Directors and the Chief Executive Officer of the Company. Mr. Berman has direct ownership over 2,151,433 shares of the Company's Common Stock (including 750,000 shares issuable upon exercise of options). Mr. Berman also has indirect ownership over 393,528 shares of Common Stock. Of such indirectly-owned shares, (i) 20,625 shares are held by Mr. Berman's spouse; (ii) 11,403 shares are held by Berman Consulting Corp., a Minnesota corporation wholly-owned by Mr. Berman; (iii) 161,500 shares are held by Berman Consulting Corp.'s profit sharing plan; and
(iv) 200,000 may be acquired by Berman Consulting Corp. pursuant to a convertible promissory note issued to Berman Consulting Corp. by Stanley M. Taube (as discussed below). This beneficial ownership represents 21.96% of the Lakes common stock as of November 8, 2002.

     During the last five years, Mr. Berman has not been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or
(ii) party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     The Company was incorporated in the State of Minnesota on June 18, 1998, and is primarily engaged in the business of developing, constructing and managing casinos and related hotel and entertainment facilities in emerging and established gaming jurisdictions. Berman Consulting Corp. was incorporated in the State of Minnesota on August 31, 1989.

B. REFERENCE TO STATUTORY SECTION.

     This information statement is made pursuant to the requirements of the Minnesota Control Share Acquisition Act contained in Section 302A.671 of the Minnesota Business Corporation Act.

C. NUMBER AND CLASS OR SERIES OF SHARES OF LAKES ENTERTAINMENT, INC. BENEFICIALLY OWNED, DIRECTLY OR INDIRECTLY, BEFORE THE CONTROL SHARE ACQUISITION.

     Prior to the consummation of the Control Share Acquisition, Mr. Berman beneficially owned, directly or indirectly, 2,074,661 shares of the Company's Common Stock. Based on 10,637,953 shares of Common Stock reported as outstanding on November 8, 2000 in the Company's Form 10-Q for the quarter ended October 1, 2000, such direct and indirect beneficial ownership represented 18.22% of the total issued and outstanding shares of the Company's Common Stock.

D. NUMBER AND CLASS OR SERIES OF SHARES OF THE COMPANY ACQUIRED PURSUANT TO THE CONTROL SHARE ACQUISITION AND SPECIFICATION OF THE RANGE OF VOTING POWER IN THE ELECTION OF DIRECTORS THAT, EXCEPT FOR SECTION 302A.671, RESULTS FROM THE CONSUMMATION OF THE CONTROL SHARE ACQUISITION.

     Immediately following the Control Share Acquisition, Mr. Berman beneficially owned, directly or indirectly, 2,344,961 shares of the Company's Common Stock. Based on 10,637,953 shares of Common Stock reported as outstanding on November 8, 2000 in the Company's Form 10-Q for the quarter ended October 1, 2000, such direct and indirect ownership represented 20.59% of Lakes' Common Stock. As a result of the Control Share Acquisition, Mr. Berman has voting power in the election of directors that, except for the application of the Minnesota Control Share Act, would be in the 20% to 33 1/3% range, within the meaning of
Section 302A.671, subd. 2(d) of the Minnesota Business Corporation Act.

E. TERMS OF THE CONTROL SHARE ACQUISITION.

     On December 8, 2000, Mr. Berman directly purchased 270,300 shares of Common Stock, which acquisition constituted a "control share acquisition" because pursuant to such acquisition, Mr. Berman increased his aggregate beneficial ownership percentage in the Company from 18.22% to 20.59%. Mr. Berman used personal funds to obtain the shares of Common Stock in the Control Share Acquisition.

     Following the Control Share Acquisition, on or about January 4, 2001, Berman Consulting Corp. loaned $1,600,000 to Stanley M. Taube pursuant to a convertible promissory note. As part of the loan transaction, Mr. Taube pledged 200,000 shares of the Common Stock as security for his payment obligations under the convertible promissory note. Pursuant to the terms of the convertible promissory note, Berman Consulting Corp. has the right, at its option, at any time on or after November 1, 2002, to take legal title to the pledged shares in full satisfaction of Mr. Taube's payment obligations under the convertible promissory note. As a result, Mr. Berman acquired indirect beneficial ownership of such shares on or about January 4, 2001, thereby increasing his aggregate beneficial ownership percentage in the Company 20.59% to 21.96%. This ownership percentage is based on the outstanding shares as of November 8, 2002, as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 29, 2002 and filed on November 13, 2002.

     The shares of the Company's Common Stock beneficially owned by Mr. Berman are held solely for investment purposes. Although Mr. Berman has not formulated any definitive plan, he may from time to time acquire, or dispose of, Common Stock and/or other securities of the Company if and when he deems it appropriate. Mr. Berman may formulate other purposes, plans or proposals relating to any of such securities of the Company to the extent deemed advisable in light of market conditions, investment policies and other factors. Except as indicated in this information statement, Mr. Berman has no current plans or proposals to (1) liquidate or dissolve the Company; (2) sell all or a substantial part of its assets or merge it or exchange its shares with any other person; (3) change the location of its principal place of business or its principal executive office or of a material portion of its business activities; (4) change materially its management or policies of employment; (5) change materially its charitable or community contributions or its policies, programs, or practices relating thereto; (6) change materially its relationship with suppliers or customers or the communities in which it operates; or (7) make any other material change in its business, corporate structure, management or personnel.

     If any material change occurs in the facts set forth in this information statement, Mr. Berman shall promptly deliver to the Company at its principal executive office and amendment to this information statement containing information relating to the material change.

                                          Very truly yours,

                                          Lyle Berman

                                                                      APPENDIX C

                           LAKES ENTERTAINMENT, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. PURPOSE.

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     - Review and appraise the audit performed by the Corporation's independent accountants, who report directly to the Committee.

     - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION.

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations of the Securities and Exchange Commission (the "Commission"), Nasdaq and any other appropriate body), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, including being able to read and understand financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall endeavor to have, as one of its members, an individual who qualifies as an "audit committee financial expert" in compliance with the criteria established by the Commission and other relevant regulations at the time the regulations require disclosure of the existence of an audit committee financial expert. The existence of such audit committee financial expert, including his or her name and whether or not he or she is independent, or the lack of an audit committee financial expert, shall be disclosed in the Corporation's periodic filings as required by the Commission.

     Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting of the Board or until their successors have been duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                       C-1
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III. MEETINGS.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES.

     To fulfill its responsibilities and duties, the Committee is expected to:

          1. Provide an open avenue of communication between the Corporation, the independent accountants and the Board.

          2. Review the Committee's charter at least annually and recommend to the Board any necessary or desirable amendments as conditions may dictate.

          3. Maintain sole authority and responsibility for hiring and firing the independent accountants, and maintain direct responsibility for the appointment, compensation, and oversight of the independent accountants' work (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

          4. Assess the effectiveness of the Corporation's internal control environment, and evaluate the need for an internal audit function; Discuss with management any significant deficiencies in internal controls that have been identifies by the Chief Executive Officer or Chief Financial Officer which could adversely affect the Corporation's ability to record, process, summarize or report financial data.

          5. Confirm and assure the independence of the internal audit function and the independent accountant, including considering whether the independent accountant's performance of permissible non-audit services and the compensations received for such services is compatible with the independent accountant's independence.

          6. Review and pre-approve the performance of all audit and non-audit accounting services to be performed by the independent accountant (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), to the extent such services are permitted under applicable rules and regulation. By action of the Committee, the authority to grant pre-approval may be delegated to one or more designated members of the Committee who are independent members of the Board, with any such pre-approval to be reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investor in the Corporation's periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

          7. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

          8. Consider, in consultation with the independent accountant, the audit scope and plan of the independent accountant.

          9. Consider and review with the independent accountant:

             (a) The adequacy of the Corporation's internal controls, including computerized information system controls and security.

             (b) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

                                       C-2
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          10. Review the following items with management and the independent accountant at the completion of the annual examination and recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K:

             (a) The Corporation's annual financial statements and related footnotes.

             (b) The independent accountant's audit of the financial statements and his or her report thereof.

             (c) Any significant changes required in the independent accountant's audit plan.

             (d) Any serious difficulties or disputes with management encountered during the course of the audit.

             (e) Other matters related to the conduct of the audit which are to be communicated to the Committee under SAS numbers 61 and 90.

          11. Review with management, and if appropriate, with the independent accountants, the interim financial results that are filed with the Commission or other regulators.

          12. Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

          13. Review the Corporation's critical accounting policies and estimates, all alternative treatments of financial information within GAAP discussed between the independent accounts and management, and all other material written communications between the independent accounts and management.

          14. Review the internal controls report prepared by management for insertion into the annual report and the independent accountant's attestation on the assertions of management that are contained in the internal controls report.

          15. Ensure there is a process for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting and auditing matters.

          16. Ensure procedures are established for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, auditing, and internal accounting controls.

          17. Review and approve (with the concurrence of a majority of the disinterested members of the Board) any related party and affiliated party transactions.

          18. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

          19. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

          20. The Committee has the authority to engage and determine funding for outside legal, accounting or other advisors and to obtain advice and assistance from such outside advisors as deemed appropriate to perform its duties and responsibilities.

          21. The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws or the Board.

                                       C-3
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                                                [LAKES ENTERTAINMENT, INC. LOGO]



                                                            ANNUAL MEETING

                                                     Doubletree Park Place Hotel
                                                      1500 Park Place Boulevard
                                                       Minneapolis, Minnesota

                                                            JUNE 2, 2003
                                                              3:00 P.M.


LAKES ENTERTAINMENT, INC.
FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 2, 2003                         PROXY
--------------------------------------------------------------------------------
      The undersigned, a shareholder of Lakes Entertainment, Inc., hereby appoints Lyle Berman and Timothy J. Cope, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Lakes Entertainment, Inc. to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota on June 2, 2003 at 3:00 p.m., and at any and all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters brought before the meeting, with all the powers which the undersigned would possess if personally present.

      The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR approval of the amendment to the articles of incorporation.

                      See reverse for voting instructions.

                             - Please detach here -


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL NOMINEES, AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND FOR THE GRANTING OF FULL VOTING RIGHTS TO SHARES OF THE COMMON STOCK HELD BY MR. LYLE BERMAN.

1.Election of directors:   01 LYLE BERMAN    02 MORRIS GOLDFARB   03 RONALD KRAMER   / / FOR all nominees       / / WITHHOLD
                           04 NEIL I. SELL   05 TIMOTHY J. COPE                          (except as marked          vote for all
                                                                                         to the contrary below)     nominees listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO         --------------------------------
VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
THAT NOMINEE'S NAME IN THE BOX PROVIDED
TO THE RIGHT.)                                  --------------------------------

2.    To ratify the appointment of Deloitte & Touche LLP as independent auditors  / / For  / / Against  / / Abstain of the Company for 2003.

3.    To grant full voting rights to shares of the Lakes Entertainment, Inc.      / / For  / / Against  / / Abstain
      common stock held by Mr. Lyle Berman, pursuant to the Minnesota Control
      Share Acquisition Act.

4. Upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO
DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, AND FOR THE GRANTING OF FULL VOTING RIGHTS TO SHARES OF THE COMMON STOCK HELD BY MR. LYLE BERMAN.

Address Change? Mark Box Indicate changes below: / /     Dated: __________, 2003

                                        ----------------------------------------


                                        ----------------------------------------
                                        Signature(s) in Box

                                        (Shareholder must sign exactly as the
                                        name appears at left. When signed as a
                                        corporate officer, executor,
                                        administrator, trustee, guardian, etc.,
                                        please give full title as such. Both
                                        joint tenants must sign.)